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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports included in or made a part of this registration statement, and to all references to our Firm included in this registration statement.

                                             ARTHUR ANDERSEN LLP

Dallas, Texas
 February 27, 1997